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                                                                      Nicor Inc.
                                                                       Form 10-K
                                                                    Exhibit 4.11

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 1, 2003

                          NORTHERN ILLINOIS GAS COMPANY

                                       TO

                            BNY MIDWEST TRUST COMPANY

                       TRUSTEE UNDER INDENTURE DATED AS OF

                        JANUARY 1, 1954 AND SUPPLEMENTAL

                               INDENTURES THERETO

                              FIRST MORTGAGE BONDS

                        5.90% SERIES DUE DECEMBER 1, 2032

This instrument was prepared by George M. Behrens, 1844 Ferry Road, Naperville, Illinois 60563-9600

            Return to:   Nicor Gas
                         Attn: Joe Johnson
                         P.O. Box 190
                         Aurora, IL 60507-0190

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THIS SUPPLEMENTAL INDENTURE, dated as of the first day of December, 2003, between NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the "Company"), and BNY MIDWEST TRUST COMPANY, an Illinois trust company (hereinafter called the "Trustee"), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by Supplemental Indentures dated, respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1,
         1964, August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967, June
         1, 1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972,
         July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1,
         1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988,
         July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July 15,
         1992, February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993,
         August 15, 1994, October 15, 1995, May 10, 1996, August 1, 1996, June
         1, 1997, October 15, 1997 February 15, 1998, June 1, 1998, February 1,
         1999, February 1, 2001, May 15, 2001, August 15, 2001 and December 15,
         2001, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the "Indenture."

WITNESSETH:

         WHEREAS, the Indenture provides for this issuance from time to time thereunder, in series, of bonds of the Company for the purposes and subject to the limitations therein specified; and

         WHEREAS, the Company desires, by this Supplemental Indenture, to create an additional series of bonds to be issuable under the Indenture, such bonds to be designated "First Mortgage Bonds, 5.90% Series due December 1, 2032" (hereinafter called the "bonds of this Series"), and the terms and provisions to be contained in the bonds of this Series or to be otherwise applicable thereto to be as set forth in this Supplemental Indenture; and

         WHEREAS, the forms, respectively, of the bonds of this Series, and the Trustee's certificate to be endorsed on all bonds of this Series, are to be substantially as follows:

                             (FORM OF FACE OF BOND)

THIS SECURITY IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NORTHERN ILLINOIS GAS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO. RU-____________ $_____________

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                                                          CUSIP No._____________

                          NORTHERN ILLINOIS GAS COMPANY

             FIRST MORTGAGE BOND, 5.90% SERIES DUE DECEMBER 1, 2032

         NORTHERN ILLINOIS GAS COMPANY, an Illinois corporation (hereinafter
called the "Company"), for value received, hereby promises to pay to       or
registered assigns, the sum of        Dollars, on the first day of December,
2032, and to pay to the registered owner hereof interest on said sum from the date hereof until said sum shall be paid, at the rate of five and ninety hundredths per centum (5.90%) per annum, payable semiannually on the first day of June and the first day of December in each year. Both the principal of and the interest on this bond shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Any installment of interest on this bond may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books.

         So long as there is no existing default in the payment of interest on this bond, the interest so payable on any interest payment date will be paid to the person in whose name this bond is registered on May 15 or November 15 (whether or not a business day), as the case may be, next preceding such interest payment date. If and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name this bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest.

         Additional provisions of this bond are set forth on the reverse hereof.

         This bond shall not be entitled to any security or benefit under the Indenture or be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee, or its successor in trust under the Indenture, of the certificate endorsed hereon.

         IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this bond to be executed in its name by its President, manually or by facsimile signature, and has caused its corporate seal to be impressed hereon or a facsimile thereof to be imprinted hereon and to be attested by its Assistant Secretary, manually or by facsimile signature.

Dated: _____________

                                                   NORTHERN ILLINOIS GAS COMPANY

                                                   BY:__________________________
                                                             President

ATTEST:

__________________________________

        Assistant Secretary

                (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

         This bond is one of the bonds of the series designated therein, referred to and described in the within-mentioned Supplemental Indenture dated as of December 1, 2003.

BNY MIDWEST TRUST COMPANY,
    TRUSTEE

BY:_______________________________

       Authorized Officer

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                         (FORM OF REVERSE SIDE OF BOND)

         This bond is one, of the series hereinafter specified, of the bonds issued and to be issued in series from time to time under and in accordance with and secured by an Indenture dated as of January 1, 1954, to BNY Midwest Trust Company, as Trustee, as supplemented by certain indentures supplemental thereto, executed and delivered to the Trustee; and this bond is one of a series of such bonds, designated "Northern Illinois Gas Company First Mortgage Bonds, 5.90% Series due December 1, 2032 ("herein called "bonds of this Series"), the issuance of which is provided for by a Supplemental Indenture dated as of December 1, 2003 (hereinafter called the "Supplemental Indenture"), executed and delivered by the Company to the Trustee. The term "Indenture", as hereinafter used, means said Indenture dated as of January 1, 1954, and all indentures supplemental thereto (including, without limitation, the Supplemental Indenture) from time to time in effect. Reference is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of said bonds, of the Company and of the Trustee in respect of the security, and the terms and conditions governing the issuance and security of said bonds.

         With the consent of the Company and to the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture or of any supplemental indenture and of the rights and obligations of the Company and of the holders and registered owners of the bonds may be made, and compliance with any provision of the Indenture or of any supplemental indenture may be waived, by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds then outstanding under the Indenture, and by the affirmative vote of the holders and registered owners of not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds of any series then outstanding under the Indenture and affected by such modification or alteration, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, but in any case excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture; subject, however, to the condition, among other conditions stated in the Indenture, that no such modification or alteration shall be made which, among other things, will permit the extension of the time or times of payment of the principal of or the interest or the premium, if any, on this bond, or the reduction in the principal amount hereof or in the rate of interest or the amount of any premium hereon, or any other modification in the terms of payment of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Indenture, the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the mortgaged property, all as more fully provided in the Indenture.

         The bonds of this Series may be called for redemption by the Company, as a whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate (as defined in the Supplemental Indenture) plus 15 basis points, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         Notice of each redemption shall be mailed to all registered owners not less than thirty nor more than forty-five days before the redemption date.

         In case of certain completed defaults specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of the principal of or the interest or the premium, if any, on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture, all as more fully provided therein.

         This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, upon surrender and cancellation of this bond; and thereupon a new registered bond or bonds without coupons of the same aggregate principal amount and series will, upon the payment of any transfer tax or taxes payable, be issued to the transferee in exchange herefor. The Company shall not be required to exchange or transfer this bond if this bond or a portion hereof has been selected for redemption.

                               (END OF BOND FORM)

and

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         WHEREAS, all acts and things necessary to make this Supplemental
Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms, and for the purposes herein expressed, have been done and performed, and the execution and delivery of this Supplemental Indenture have in all respects been duly authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of one dollar paid by the Trustee to the Company, and for other good and valuable consideration, the receipt of which is hereby acknowledged, for the purpose of securing the due and punctual payment of the principal of and the interest and premium, if any, on all bonds which shall be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and in all indentures supplemental thereto, the Company by these presents does grant, bargain, sell, transfer, assign, pledge, mortgage, warrant and convey unto BNY Midwest Trust Company, as Trustee, and its successor or successors in the trust hereby created, all property, real and personal (other than property expressly excepted from the lien and operation of the Indenture), which, at the actual date of execution and delivery of this Supplemental Indenture, is solely used or held for use in the operation by the Company of its gas utility system and in the conduct of its gas utility business and all property, real and personal, used or useful in the gas utility business (other than property expressly excepted form the lien and operation of the Indenture) acquired by the Company after the actual date of execution and delivery of this Supplemental Indenture or (subject to the provisions of Section 16.03 of the Indenture) by any successor corporation after such execution and delivery, and it is further agreed by and between the Company and the Trustee as follows:

                                   ARTICLE I.

                              BONDS OF THIS SERIES

         SECTION 1. The bonds of this Series shall, as hereinbefore recited, be designated as the Company's "First Mortgage Bonds, 5.90% Series due December 1, 2032". The bonds of this Series will be initially limited to $50,000,000 in aggregate principal amount, exclusive of bonds of such series authenticated and delivered pursuant to Section 4.12 of the Indenture. The Company may, without the consent of the holders of the bonds of this Series, increase the principal amount of the bonds of this Series by issuing additional bonds of this Series in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional bonds of this Series and with the same CUSIP numbers as the bonds of this Series initially issued. Any additional bonds of this Series would rank equally and ratably with the bonds of this Series initially issued and would be treated as a single series of bonds for all purposes under the Indenture.

         SECTION 2. The bonds of this Series shall be registered bonds without coupons, and the form of such bonds, and of the Trustee's certificate of authentication to be endorsed on all bonds of this Series, shall be substantially as hereinbefore recited, respectively.

         SECTION 3. The bonds of this Series shall be issued in the denomination of $1,000 each and in such integral multiple or multiples thereof as shall be determined and authorized by the Board of Directors of the Company or by any officer of the Company authorized by the Board of Directors to make such determination, the authorization of the denomination of any bond to be conclusively evidenced by the execution thereof on behalf of the Company. The bonds of this Series shall be numbered RU-1 and consecutively upwards, or in such other appropriate manner as shall be determined and authorized by the Board of Directors of the Company.

         All bonds of this Series shall be dated December 1, 2003 except that each bond issued on or after the first payment of interest thereon shall be dated as of the date of the interest payment date thereof to which interest shall have been paid on the bonds of such series next preceding the date of issue, unless issued on an interest payment date to which interest shall have been so paid, in which event such bonds shall be dated as of the date of issue; provided, however, that bonds issued on or after November 15 and before the next succeeding December 1 or on or after May 15 and before the next succeeding June 1 shall be dated the next succeeding interest payment date if interest shall have been paid to such date. All bonds of this Series shall mature December 1, 2032 and shall bear interest at the rate of 5.90% per annum until the principal thereof shall be paid. Such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be payable semi-annually on the first day of June and the first day of December in each year, beginning June 1, 2004. So long as there is no existing default in the payment of interest on the bonds of this Series, such interest shall be payable to the person in whose name each such bond is registered on the November 15 or May 15 (whether or not business day), as the case may be, next preceding the respective interest payment dates; provided, however, if and to the extent that the Company shall default in the payment of interest due on such interest payment date, such defaulted interest shall be paid to the person in whose name each such bond is registered on the record date fixed, in advance, by the Company for the payment of such defaulted interest. Interest will accrue on overdue interest installments at the rate of 5.90% per annum.

         The principal of and interest and premium, if any, on the bonds of this Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be payable at the office or agency of the Company in the City of Chicago, State of Illinois, or, at the option of the registered owner, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York. Any installment of interest on the bonds may, at the Company's option, be paid by mailing checks for such interest payable to or upon the written order of the person entitled thereto to the address of such person as it appears on the registration books. The bonds of this Series shall be registrable, transferable and exchangeable in the manner provided in Sections
4.08 and 4.09 of the Indenture, at either of such offices or agencies.

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With respect to a Global Bond (as defined herein), the Company may make payments of principal of, premium, if any, and interest, if any, on such Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the depositary for such Global Bond.

         SECTION 4. The bonds of this Series, upon the mailing of notice and in the manner provided in Section 7.01 of the Indenture (except that no published notice shall be required for the bonds of this Series) and with the effect provided in Section 7.02 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the bonds of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted, at the then current Treasury Rate plus 15 basis points, to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) plus, in each case, accrued and unpaid interest of the principal amount being redeemed to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of this Series to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this Series.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc. and its successors and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace it with another Primary Treasury Dealer.

         "Primary Treasury Dealer" means a primary U.S. government securities dealer in New York City.

         "Business Day" means, for purpose of this Section 4, any day other than a Saturday or Sunday and other than a day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated by law or executive order to close.

         SECTION 5. No sinking fund is to be provided for the bonds of this Series.

         SECTION 6. (a) The bonds of this Series shall be issued initially in the form of one or more global bonds (each such global bond, a "Global Bond") to or on behalf of The Depository Trust Company ("DTC"), as depositary therefor, and registered in the name of DTC or its nominee. Any bonds of this Series to be issued or transferred to, or to be held by or on behalf of, DTC as such depositary or such nominee (or any successor of such nominee) for such purpose shall bear the depositary legends in substantially the form set forth at the top of the form of bonds of this Series in this Supplemental Indenture, unless otherwise agreed by the Company, and, in the case of a successor depositary, such legend or legends as such depositary and/or the Company shall require and to which they shall agree, in each case such agreement to be confirmed in writing to the Trustee.

                  (b) Notwithstanding any other provision of this Section 6 or of Section 4.08 of the Indenture, except as contemplated by the provisions of
Section 6(c) hereof, a Global Bond may be transferred, in whole but not in part and in the manner provided in Section 4.08 of the Indenture, only to a nominee of the depositary for such Global Bond, or to DTC, or to a successor depositary for such Global Bond selected or approved by the Company, or to a nominee of such successor depositary.

                  (c) (1) If at any time the depositary for a Global Bond notifies the Company that it is unwilling or unable to continue as the depositary for such Global Bond or if at any time the depositary for a Global Bond shall no longer be eligible or in good standing under any applicable statute or regulation, the Company shall appoint a successor depositary with respect to such Global Bond. If a successor depositary for such Global Bond is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an order of the Company for the authentication and delivery of bonds of this Series in the form of definitive certificates in exchange for such Global Bond, will authenticate and deliver, without service charge, bonds of this Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Bond in exchange for such Global Bond. Such bonds of this Series will be issued to and registered in the name of such person or persons as are specified by the depositary.

                           (2)      The Company may at any time and in its sole
discretion determine that any bonds of this Series issued or issuable in the form of one or more Global Bonds shall no longer be represented by such global bond or bonds. In any such event the Company will execute, and the Trustee, upon receipt of an order of the Company for the authentication and delivery of bonds of this Series in the form of definitive certificates in exchange in whole or in part for such Global Bond or Global Bonds, will authenticate and deliver, without service charge, to each person specified by the depositary, bonds of this Series in the form of definitive certificates of like tenor and terms in an aggregate principal amount equal to the principal amount of such Global Bond or the aggregate principal amount of such Global Bonds in exchange for such Global Bond or Global Bonds.

                           (3)      If the Company so elects in an officers'
certificate, the depositary may surrender bonds of this Series issued in the form of a Global Bond in exchange in whole or in part for bonds of this Series in the form of definitive certificates of like tenor and terms on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,
(A) to each person specified by such depositary a new Global Bond or Global Bonds of this Series of like tenor and terms and any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Bond, and (B) to such depositary a new Global Bond of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Bond and the aggregate principal amount of bonds delivered to holders thereof.

                           (4)      Within seven days after the occurrence and
continuance of a completed default with respect to the bonds of this Series, the Company shall execute, and the Trustee shall authenticate and deliver, bonds of this Series in definitive registered form in any authorized denominations and in aggregate principal amount equal to the principal amount of such Global Bonds in exchange for such Global Bonds.

                           (5)      In any exchange provided for in any of
Section 6(c)(1), Section 6(c)(2), Section 6(c)(3) or Section 6(c)(4), the Company shall execute and the Trustee shall authenticate and deliver bonds of this Series in the form of definitive certificates in authorized denominations. Upon the exchange of the entire principal amount of a Global Bond for bonds of this Series in the form of definitive certificates, such Global Bond shall be canceled by the Trustee. Except as provided in Section 6(c)(3), bonds of this Series issued in exchange for a Global Bond pursuant to this Section 6 shall be registered in such names and in such authorized denominations as the depositary for such Global Bond, acting pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Provided that the Company and the Trustee have so agreed, the Trustee shall deliver such bonds of this Series to the persons in whose names the bonds of this Series are so to be registered.

                           (6)      Any endorsement of a Global Bond to reflect
the principal amount thereof, or any increase or decrease in such principal amount, shall be made in such manner and by such person or persons as shall be specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such Global Bond or in the order of the Company delivered or to be delivered pursuant to the Indenture with respect thereto. Subject to the provisions of the Indenture, the Trustee shall deliver and redeliver any such Global Bond in the manner and upon instructions given by the person or persons specified in or pursuant to any applicable letter of representations or other arrangement entered into with, or procedures of, the depositary with respect to such Global Bond or in any applicable order of the Company. If an order of the Company pursuant to the Indenture is so delivered, any instructions by the Company with respect to such Global Bond contained therein shall be in writing but need not be accompanied by or contained in an officers' certificate and need not be accompanied by an opinion of counsel.

                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

         SECTION 1. This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 4.02 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

         SECTION 2. This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

         SECTION 3. Although this Supplemental Indenture is dated as of December 1, 2003, it shall be effective only from and after the actual time of its execution and delivery by the Company and the Trustee on the date indicated by their respective acknowledgements hereto.

         SECTION 4. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its Vice President and Treasurer, and its corporate seal to be hereunto affixed and attested by its Assistant Secretary, and BNY Midwest Trust Company, as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Assistant Vice Presidents, and its seal to be hereunto affixed and attested by one of its Assistant Secretaries, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY

BY: /s/ GEORGE M. BEHRENS
   ----------------------------------
    George M. Behrens
    Vice President and Treasurer

                                             ATTEST:

                                                       /s/ MARK KNOX
                                             -----------------------------------
                                                          Mark Knox
                                                          Assistant Secretary

BNY MIDWEST TRUST COMPANY,
        as Trustee

BY: /s/ D.G. DONOVAN
   -------------------------------
    D.G. Donovan
    Assistant Vice President

                                             ATTEST:

                                                       /s/ C. POTTER
                                             -----------------------------------
                                                          C. Potter
                                                          Assistant Secretary

                                SS
      STATE OF ILLINOIS }       :

      COUNTY OF DUPAGE  }

         I, Jennifer Dziewior, a Notary Public in the State aforesaid, DO HEREBY CERTIFY that George M. Behrens, Vice President and Treasurer of Northern Illinois Gas Company, an Illinois corporation, on of the parties described in and which executed the foregoing instrument, and Mark Knox, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Vice President and Treasurer and Assistant Secretary, respectively, and who are both personally known to me to be the Vice President and Treasurer and an Assistant Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and deliver said instrument as their free and voluntary act as such Vice President and Treasurer and Assistant Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 5th day of December, 2003
A.D.

                                                   /s/ JENNIFER M. DZIEWIOR
                                                --------------------------------
                                                          Notary Public

My Commission expires June 19, 2007.

                                SS
      STATE OF ILLINOIS }       :

      COUNTY OF COOK    }

         I, A. Hernandez, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that D.G. Donovan, Assistant Vice President of BNY Midwest Trust Company, an Illinois trust company, one of the parties described in and which executed the foregoing instrument, and C. Potter, an Assistant Secretary of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Secretary, respectively, and who are both personally known to me to be an Assistant Vice President and an Assistant Secretary, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 5th day of December, 2003
A.D.

                                                       /s/ A. HERNANDEZ
                                              ----------------------------------
                                                          Notary Public

My Commission expires July 8, 2006.

                                 RECORDING DATA

         This Supplemental Indenture was recorded on December 8, 9 and 10, 2003, in the office of the Recorder of Deeds in certain counties in the State of Illinois, as follows:

  COUNTY                                               DOCUMENT NO.
-----------                                            ------------
Cook                                                   0334344142
Adams                                                  200319158
Boone                                                  2003R20358
Bureau                                                 03-10346
Carroll                                                480425
Champaign                                              2003R53445
DeKalb                                                 2003-034957
DeWitt                                                 206631
DuPage                                                 R2003-462782
Ford                                                   228169
Grundy                                                 427539
Hancock                                                2003-5247
Henderson                                              158146
Henry                                                  20-0315434
Iroquois                                               03R7181
JoDaviess                                              308239
Kane                                                   2003K209926
Kankakee                                               200331527
Kendall                                                03 42679
Lake                                                   5449579
LaSalle                                                R2003-41728
Lee                                                    2003-12466
Livingston                                             551523
McHenry                                                2003R0163065
McLean                                                 200360869
Mercer                                                 341294
Ogle                                                   0321221
Piatt                                                  314632

Pike                                                   03-4575
Rock Island                                            2003-46819
Stephenson                                             200300050953
Tazewell                                               200300045008
Vermilion                                              20075
Whiteside                                              16705-2003
Will                                                   R2003297382
Winnebago                                              3111336
Woodford                                               313286